                                   EXHIBIT 99


                            PLAN FINANCIAL STATEMENTS

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                        EMPLOYEE 401(k) RETIREMENT PLAN
                                 Delaware, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2000 and 1999




                                    CONTENTS



REPORT OF INDEPENDENT AUDITORS............................................    1


FINANCIAL STATEMENTS

      STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS.....................    2

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
        FOR BENEFITS......................................................    3

      NOTES TO FINANCIAL STATEMENTS.......................................    4


SUPPLEMENTARY INFORMATION

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)......    8

                         REPORT OF INDEPENDENT AUDITORS


The Delaware County Bank and Trust Company
Employee 401(k) Retirement Plan
Lewis Center, Ohio

We have audited the accompanying statements of net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan as of December 31, 2000 and 1999 and the related statement of changes in net assets available for benefits for the year ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan, as of December 31, 2000 and 1999, and the changes in net assets available for benefits for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and is not a required part of the financial statements. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the financial statements, and in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


                                              /s/ Crowe, Chizek and Company LLP
                                              ---------------------------------
                                                  Crowe, Chizek and Company LLP
Columbus, Ohio
July 19, 2001
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                                                                              1.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 2000 and 1999

-------------------------------------------------------------------------------


                                                        2000            1999
                                                        ----            ----
ASSETS
  Investments at fair value (Note 4)            $    2,835,840   $   2,675,282
  Cash                                                  25,298           4,874
  Receivables:
      Accrued dividends                                  4,013              --
      Employer contributions                             4,408         101,934
      Employee contributions                            11,127          11,733
                                                --------------   -------------
           Total receivables                            19,548         113,667
                                                --------------   -------------

  Net assets available for benefits             $    2,880,686   $   2,793,823
                                                ==============   =============






--------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                                                                              2.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year ended December 31, 2000

--------------------------------------------------------------------------------


ADDITIONS
   Additions to net assets attributed to:
     Investment income

          Net depreciation in fair value of investments (Note 4)    $  (383,930)
          Interest and dividend income                                   88,248
                                                                    ------------
                Total investment income                                (295,682)

       Cash contributions:
            Employee                                                    266,354
            Employer                                                    198,724
                                                                    ------------
                Total contributions                                     465,078
                                                                    ------------

                Total additions                                         169,396

       DEDUCTIONS
            Benefits paid directly to participants                       82,533
                                                                     -----------

Net increase                                                             86,863

Net assets available for benefits
   Beginning of year                                                  2,793,823
                                                                     -----------
   End of year                                                       $2,880,686
                                                                     ===========


--------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                                                                              3.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
--------------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF PLAN

The following description of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank and Trust Company (the "Company"). All employees who are at least 20 years of age and complete one year of service are eligible to be in the Plan. Each employee enters the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Security Act of 1974 (ERISA).

CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to 10% of their annual compensation. Participants direct the investment of their contributions into various investment options offered by the Plan. At the discretion of the Board of Directors, the Company matches the participants' contributions up to a maximum of 6% of their annual compensation. During 2000, the Company's matching contribution was 50% of employee contributions up to the maximum of 6% of annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2000, the Company's discretionary contribution was 2% of the Company's annual earnings. To be eligible to receive the discretionary Company contribution, an employee must work 1,000 hours and be employed on the last day of the plan year.

PARTICIPANT ACCOUNTS: Each participant's account is credited with the participant's own contributions, the Company's contributions and plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

                 Years of Service                     Vesting Percentage
                 ----------------                     ------------------
                  Less than 1                                   0%
                  1 but less than 2                            33%
                  2 but less than 3                            66%
                  3 or more                                   100%

Forfeitures of terminated participants' nonvested account balances are used to reduce employer contributions. As of December 31, 2000, there were $6,464 of forfeitures available to reduce future contributions.
--------------------------------------------------------------------------------

                                   (Continued)
                                                                              4.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
--------------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF PLAN (Continued)

PAYMENT OF BENEFITS: On termination of service with the Company, a participant will receive a lump-sum amount equal to the value of his or her account.

LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.

INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan's investments are stated at fair value as estimated by the Plan's trustee. If available, quoted market prices are used to value investments. The amounts shown in Note 4 for securities that have no quoted market price represent estimated fair value. Common stock of DCB Financial Corp. (the "Corporation") is not traded on any established securities market; however, local investment bankers have created a limited market. The value of the Company's common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.

PAYMENT OF BENEFITS: Benefits are recorded when paid.


NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their employer contributions.

--------------------------------------------------------------------------------

                                  (Continued)
                                                                              5.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------

NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets:

                                                    2000            1999
                                                    ----            ----
   INVESTMENTS AT FAIR VALUE AS DETERMINED
     BY QUOTED MARKET PRICE:
        Automated Cash Management Fund         $    755,538     $    626,228
        Federated Max Cap Fund                      185,485          193,669
        Federated Stock Trust Fund                  277,727          303,022
        Federated Stock and Bond Fund               321,980          300,779

   INVESTMENTS AT ESTIMATED FAIR VALUE:
        DCB Financial Corp. common stock            726,561          816,160

The Plan's investments (including investments bought, sold, as well as held during the year) depreciated by $383,930 as detailed below:

        Common stock                                            $   (219,157)
        Mutual Funds                                                (164,773)
                                                                ------------
                                                                $   (383,930)
                                                                ============


NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the plan, the employer, and certain others. The Delaware County Bank and Trust Company, the employer, serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the employer's common stock and contributions made by the employer.

At December 31, 2000, the Plan owned 70,884 shares of DCB Financial Corp. common stock, valued at $10.25 per share for a total of $726,561. At December 31, 1999, the Plan owned 61,597 shares of DCB Financial Corp. common stock, value at $13.25 per share for a total of $816,160. Expenses incurred in the administration of the Plan are paid by the Company on behalf of the Plan.

--------------------------------------------------------------------------------

                                  (Continued)
                                                                              6.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 6 - TERMINATED PARTICIPANTS

Included in net assets available for benefits are amounts allocated to individuals who have elected to withdraw from the Plan, but who have not yet been paid. Plan assets allocated to these participants were $0 and $169 at December 31, 2000 and 1999.

NOTE 7 - TAX STATUS

The Internal Revenue Service has determined and informed the Company by letter dated January 4, 2000, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Company identified several issues related to the calculation of the employer contribution for the year ended December 31, 2000. These issues revealed deficiencies in the Plan's contribution calculation methods. The Company is currently in the process of correcting these deficiencies.







--------------------------------------------------------------------------------

                                                                              7.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2000

--------------------------------------------------------------------------------

Name of plan sponsor:  The Delaware County Bank and Trust Company
                       --------------------------------------------------------
Employer identification number:  31-4376006
                                 ----------------------------------------------
Three-digit plan number:  002
                          -----------------------------------------------------

                                                           (c)
                                                      Description of
                                                   Investment including
                  (b)                            Maturity Date, Rate of                                    (e)
           Identity of Issue                    Interest Collateral, Par                   (d)           Current
(a)           or Borrower                           or Maturity Value                     Cost            Value
---           -----------                           -----------------                     ----            -----

       Federated Funds                  Federated Money Market Fund                        @           $       260
                                        Investment in 260 shares of a
                                          registered investment company

       Federated Funds                  Federated Investors Auto Cash                      @               755,538
                                          Management Fund
                                        Investment in 755,538 shares of a
                                          registered investment company

       Federated Funds                  Federated High Yield Trust Fund                    @                19,077
                                        Investment in 2,852 shares of a
                                          registered investment company

       Federated Funds                  Federated Bond Fund                                @                24,636
                                        Investment in 2,832 shares of a
                                          registered investment company

       Federated Funds                  Federated Stock Trust Fund                         @               277,727
                                        Investment in 8,176 shares of a
                                          registered investment company

       Federated Funds                  Federated Equity Income Fund                       @               123,345
                                        Investment in 6,506 shares of a
                                          registered investment company

       Federated Funds                  Federated Equity Funds - Growth                    @                44,112
                                          Strategy A
                                        Investment in 1,335 shares of a
                                          registered investment company

*   Denotes parties-in-interest to the Plan.
@   Participant-directed investment. Cost basis disclosure not required.
--------------------------------------------------------------------------------

                                                                              8.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2000

--------------------------------------------------------------------------------


Name of plan sponsor:  The Delaware County Bank and Trust Company
                       ---------------------------------------------------------
Employer identification number:  31-4376006
                                 -----------------------------------------------
Three-digit plan number:  002
                          ------------------------------------------------------

                                                           (c)
                                                     Description of
                                                  Investment including
                  (b)                            Maturity Date, Rate of                                    (e)
           Identity of Issue                    Interest Collateral, Par                   (d)           Current
(a)           or Borrower                           or Maturity Value                     Cost            Value
---           -----------                           -----------------                     ----            -----

       Federated Funds                  Federated Small Cap                                 @          $    71,435
                                        Investment in 4,340 shares of a
                                          registered investment company

       Federated Funds                  Federated Equity Fund - Common                      @               91,388
                                          Technology Class A
                                        Investment in 8,933 shares of a
                                          registered investment company

       Federated Funds                  Federated Max Cap Fund                              @               185,485
                                        Investment in 6,931 shares of a
                                          registered investment company

       Federated Funds                  Federated International Equity Fund                 @                91,508
                                        Investment in 4,321 shares of a
                                          registered investment company

       Federated Funds                  Federated Stock & Bond Fund                         @               321,980
                                        Investment in 17,662 shares of a
                                          registered investment company

*      DCB Financial Corp               DCB Financial Corp Common Stock                     @               726,561
                                        Investment in 70,884 shares of common
                                          stock

*      Participant Notes                Debt obligations of Plan participants               -               102,788
                                                                                                     --------------
                                          with various interest rates.

       Total                                                                                         $    2,835,840
                                                                                                     ==============

*   Denotes parties-in-interest to the Plan.
@   Participant-directed investment.Cost basis disclosure not required.
--------------------------------------------------------------------------------

                                                                              9.